Exhibit 5.4
August 11, 2008
Nortek, Inc.
50 Kennedy Plaza
Providence, RI 02903

Re:	$750,000,000 aggregate principal amount of 10% Senior Secured Notes due December 1, 2013 of Nortek, Inc. issued in exchange for $750,000,000 aggregate principal amount of 10% Senior Notes due December 1, 2013 of Nortek, Inc.
Ladies and Gentlemen:
     We have acted as counsel in the State of Florida to GTO, Inc., a Florida corporation (“GTO” or the “Company”) in connection with (i) the proposed issuance by Nortek, Inc., a Delaware corporation (“Nortek”) and the indirect owner of 100% of the issued and outstanding common stock of the Company in an exchange offer (the “Exchange Offer”) of $750,000,000 aggregate principal amount of 10% Senior Secured Notes due December 1, 2013 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of Nortek’s outstanding 10% Senior Secured Notes due December 1, 2013 (the “Outstanding Notes”), which have not been, and will not be, so registered; (ii) the guarantee of the Exchange Notes (the “Exchange Guarantee”) issued by the Company and (iii) the preparation of the registration statement on Form S-4 filed by Nortek and the Company (as well as certain other direct and indirect subsidiaries of the Company) with the Securities and Exchange Commission (the “Registration Statement”) for the purpose of registering the Exchange Notes and the Exchange Guarantee under the Securities Act.
     The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of May 20, 2008, between Nortek, the Company, certain other guarantors and U.S. Bank National Association, as trustee (the “Indenture”). The terms of the Exchange Guarantee are contained in the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.
     This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In connection herewith, we have examined execution forms of the following documents:
(1)	the Indenture;

(2)	the Outstanding Notes;

(3)	the form of Exchange Note; and

(4)	the form of Exchange Guarantee.
     We also have examined:

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(5)	a certificate of existence of GTO dated May 13, 2008 and issued by the Florida Department of State (the “Certificate of Existence”) and a copy of the Articles of Incorporation of GTO as issued and certified by the Florida Department of State on May 12, 2008 (the “Certified Articles of Incorporation”); and

(6)	a certificate executed by the Secretary of GTO dated May 20, 2008, certifying its Articles of Incorporation, By-laws, authorizing resolutions and incumbency and specimen signatures of the officers of GTO executing any Transaction Documents to which GTO is a party (the “Secretary’s Certificate”).
     The documents listed as Items (1) through (4) above are collectively referred to herein as the “Transaction Documents.” We have not been involved in the negotiation, preparation or execution of the Transaction Documents or any of the related agreements executed or delivered in connection therewith. We have been retained by GTO solely for the purpose of rendering certain opinions set forth herein pursuant to Florida law.
     We have assumed the validity, binding effect and enforceability of the Transaction Documents with regard to GTO and all the other parties thereto, and we express no opinion whatsoever (by implication or otherwise) with respect to the validity or enforceability of such documents against GTO or any other person or entity or as to the accuracy or completeness of any of the representations or warranties or any other matters set forth therein or the schedules or exhibits thereto. We have not reviewed any document other than the Transaction Documents, including without limitation any document which is referred to in or incorporated by reference into any of the Transaction Documents, except such other documents as we have deemed reasonably necessary or appropriate in connection with the opinions hereinafter set forth. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
     We have assumed that the certifications made in the Secretary’s Certificate are true and correct in all respects as of the date hereof, as if made on and as of such date, and that none of the Articles of Incorporation, By-laws, or authorizing resolutions of GTO set forth therein or any of the incumbency and specimen signatures of the officers of GTO (or the offices held by such persons) have changed in any manner since the date of such certificate.
     In our examination of the documents listed above, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.
     We also have assumed, other than with respect to GTO, that all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of all of the parties to such documents, that all of the signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate

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or other) to execute, deliver and perform such documents. We also have assumed, with your permission, that the Exchange Guarantee has been authenticated by the Trustee.
     Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
     1. Based solely on the Certified Articles of Incorporation and the Certificate of Existence, GTO has been incorporated as a corporation and its status is active under the laws of the State of Florida.
     2. The execution and delivery by GTO of the Exchange Guarantee and the performance by GTO of its obligations thereunder, are within GTO’s corporate power under the laws of the State of Florida and have been duly authorized by all necessary corporate action on the part of GTO.
     3. Based solely on the Secretary’s Certificate and without any independent investigation (as to factual matters), and based on the assumption that the officers executing the Exchange Guarantee and which are set forth in such Secretary’s Certificate continue to hold the offices set forth therein as of the date hereof, and that such officers delivered the Exchange Guarantee to the Trustee, the Exchange Guarantee has been executed and delivered in accordance with Florida law by a person duly authorized by GTO to execute and deliver the same.
     In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:
     (a) Our opinions herein reflect only the application of applicable Florida law (excluding the securities and blue sky laws of Florida). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.
     (b) We also express no opinion as to:
          (i) whether GTO may guarantee or otherwise be liable for, or pledge its assets to secure, indebtedness incurred by Nortek except to the extent that GTO may be determined to have benefited from the incurrence of the indebtedness by Nortek or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by Nortek are, directly or indirectly, made available to GTO for its corporate purposes;

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     (ii) the authorizations, approvals or consents as may be necessary under federal or state securities and “blue sky” laws (including without limitation Florida securities or “blue sky” laws) in connection with the transactions contemplated by the Exchange Guarantee; or
     (iii) the validity or effect of any provision in the Exchange Guarantee regarding choice of law, submission to jurisdiction or venue or consent to service of process or any conflict of laws rules which any court sitting in the State of Florida may apply.
     This opinion letter is limited solely to the laws of the State of Florida, and we express no opinion concerning any other law of any other jurisdiction, whether or not applicable to GTO, the Exchange Guarantee or any other Transaction Document. This opinion letter is being delivered by us solely for your benefit. We do not render any opinions except as set forth above. By your acceptance of this opinion letter, you agree that, except as provided in the next paragraph, it may not be relied upon, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent in each instance.
     We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to the filing of this opinion letter as an exhibit to the applications being made to securities commissioners for the various states of the United States for registration of the Exchange Notes and the Exchange Guarantee under such state laws. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
/s/ Greenberg Traurig, PA
Greenberg Traurig, PA